UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2010

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Stockholders on May 18, 2010. The following proposals were submitted to the holders of the Company’s common stock for a vote:

1.	The election of two nominees to the Board of Directors; and

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

44,329,555 shares of the Company’s common stock were represented at the meeting or 93.8% of the Company’s voting capital stock.  2,660,746 shares were voted by brokers on proposal 2.

The results of such votes were as follows:

1.	The following votes were cast in the election of the two nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld

Cecil E. Martin	40,890,893	777,916
Nancy E. Underwood	40,615,909	1,052,900

2.	The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining

43,972,593	355,420	1,542

Item 8.01 Other Matters.

The Company and its subsidiaries, including Comstock Air Management, LLC, entered into the Fifth Supplemental Indenture to its Indenture pursuant to the Company's 6-7/8% Senior Notes due 2012 and the Second Supplemental Indenture to its Indenture pursuant to the Company's 8-3/8% Senior Notes due 2017, in each case designating Comstock Air Management, LLC as an Unrestricted Subsidiary (as such term is defined in the respective Indentures) effective as of April 30, 2010.  The Supplemental Indentures are attached hereto as Exhibits 4.1 and 4.2, respectively.

Item 9.01                   Financial Statements and Exhibits

Exhibit 4.1
Fifth Supplemental Indenture dated as of April 30, 2010 to Indenture dated as of February 25, 2004 among Comstock Resources, Inc., the Guarantors, Comstock Air Management, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Exhibit 4.2
Second Supplemental Indenture dated as of April 30, 2010 to Indenture dated as of October 8, 2009 among Comstock Resources, Inc., the Guarantors, Comstock Air Management, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 20, 2010	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer